MARKETING AGREEMENT

Between
Intel Corporation and Provision Interactive Technologies, Inc.

This Marketing Agreement (this "Agreement") is made and entered into as of February 28, 2007 ("Effective Date") by and between Intel Corporation ("Intel"), a Delaware corporation, with offices at 2200 Mission College Blvd., Santa Clara, CA 95052 and Provision Interactive Technologies, Inc. ("Provision"), with offices at 9253 Eton Avenue, Chatsworth, CA 91311. Intel and Provision are hereinafter sometimes referred to individually as a "Party", or collectively, as the "Parties".

RECITALS

WHEREAS, The Parties have identified certain co-promotional opportunities with respect to Holovision (the "Provision Product"), and Intel has agreed to implement and perform such co-promotional activities for the Provision Product, subject to the terms and conditions herein.

WHEREAS, The Parties may identify certain additional co-promotional opportunities with respect to both Parties' Products, and have agreed to jointly implement and perform such co-promotional activities, subject to the terms and conditions herein

AGREEMENT

NOW THEREFORE, for good and valuable consideration and the mutual covenants of the Parties herein contained, the Parties agree to the following terms and conditions:

1. **Definitions**:

   "Identifier Program" means Intel's licensing program allowing the use of certain Intel Licensed Marks ("Identifier") subject to program technical criteria and qualifications. Licensees, including Provision, must qualify, agree, and sign and return the Software Provider Trademark License Agreement (the "Identifier License") to Intel prior to use of any of the Intel Licensed Marks. Marketing requirements in this Agreement are inclusive of, not in addition to, those requirements defined in the Identifier License.

   "Promotion" means the obligations and deliverables specified in Section 4 of this Agreement.

2. Term:

This Agreement shall be in effect from the Effective Date above and shall expire on December 31, 2007.

3. Geographic Participation:

The Promotion is intended for all countries, worldwide, except where United States laws prohibit the export of technology covered by or related to the Provision Product.

4. Obligations/Deliverables:

a. All promotional deliverables featuring this Promotion are subject to the Parties' prior approval, such approvals not to be unreasonably withheld. Both Parties will make commercially reasonable efforts to provide approvals within 5 business days of receiving a request of a specific promotional deliverable.

b. Provision's entitlement to each of the Intel Deliverables described in Section 4.c.i. is contingent upon the following: a) Provision performance of its obligations as described below in the Provision Obligations and Deliverables section 4.c.ii., b) Provision qualifying for and executing the Intel Identifier License/Addendum for the Provision Product and c) Provision qualifying for and executing the Intel Marketplace agreement.

c. The Parties agree to manage the following marketing obligations and deliverables as follows:

i. <u>Intel:</u>

Marketing Element
1. Intel / Provision Case Study (Intel Quad Core Performance), to be published on Intel public Intel.com site within 2007. The Parties will jointly work to drive traffic to Provision's website.
2. Develop with Provision a joint Whitepaper ("how to do document") about using HoloVision.
3. Intel will support Provision with optimizing the Linux and Windows versions on Holovision.
4. Intel will introduce Provision to the Intel Marketplace program as defined in the Intel Marketplace agreement.
5. Intel will receive 1% warrant coverage in Provision for every $2 Million in Sales influenced by the Intel

Marketplace program up to a total of 5% warrant coverage of Provision, as defined in 4.c.ii.3 below.
6. Intel will receive 3% revenue share for each influenced and closed sales deal for a Provision Product as specified in the Intel Marketplace program.

ii. Provision:

1. Provision may include Intel Licensed Mark and/or Intel Product marketing message exposure in the Product promotional website ("official site").
2. Provision may provide, at Provision's option and sole discretion, participation or exposure in various Provision press and direct marketing campaign activities, including but not limited to industry and consumer events, retail, and other marketing communications.
3. Provision shall authorize, and Intel shall be entitled to receive, warrants for the purchase of a number of shares of Provision Common Stock of the total amount of issued shares. The Warrants will be exercisable at a price per share of Common Stock equal to the last offering price per share of the Company's Common Stock. Such Warrants shall have a five-year life and be subject to a separate warrant agreement in accordance with all the terms and conditions contained in the Company's warrant agreement.

5. Confidentiality:

The obligations of the Parties regarding confidentiality, and any confidential information disclosed pursuant to this Agreement shall be governed by the Corporate Non Disclosure Agreement number 9003272 ("CNDA") entered into between the Parties and any amendments and renewals thereof. The terms of this Agreement shall be deemed Confidential Information of both Parties under the terms of the CNDA. Neither Party may issue a press release or disclose to the public or to any third party the existence of this Agreement nor the relationship described herein, other than with the express prior written consent of the other Party.

6. Warranty:

a. Except as expressly described in this Agreement, or in a separate written agreement signed by the Parties, THE PARTIES DISCLAIM ALL WARRANTIES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EXPRESS OR IMPLIED, INCLUDING WARRANTIES

OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, AND ANY WARRANTY OF NON-INFRINGEMENT OF ANY THIRD PARTY INTELLECTUAL PROPERTY AND ANY RELATED PRODUCTS, TECHNOLOGIES, OR SERVICES.

b. Each party shall be solely responsible for the quality, warranty and functionality of its own products and services.

c. Each Party warrants and represents that they can grant the rights and obligations described herein.

7. Limitation of Liability:

a. Except as specifically set forth in this Agreement and its attachments, each Party will be responsible for its own expenses in connection with all matters relating to the relationship herein described. EXCEPT FOR ANY DAMAGES ARISING FROM ANY BREACH OF THE NON-DISCLOSURE PROVISIONS HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY DAMAGES OF ANY KIND WHATSOEVER BASED UPON OR ARISING OUT OF EITHER PARTY'S PERFORMANCE OF OR FAILURE TO PERFORM THE ACTIVITIES DESCRIBED HEREIN, INCLUDING INCIDENTAL, DIRECT, INDIRECT, CONSEQUENTIAL AND SPECIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.

8. Termination:

a. This Agreement shall continue until December 31, 2007 (the "Initial Term"). After the Initial Term, this Agreement may be renewed for successive additional periods of twelve 12 months upon written agreement of the parties ("Extension Terms"). Notwithstanding the foregoing, this Agreement may be terminated by mutual consent of the Parties, or by either Party immediately upon notice if the other Party: (a) becomes insolvent or files for bankruptcy; (b) makes an assignment without written consent of the other party; (c) admits in writing its inability to pay its debts as they become due; or (d) materially breaches any of its obligations under this Agreement, which breach is not remedied within thirty days following written notice to such Party. The obligations arising under these **paragraphs 5, 6, 7, 8 and 9** of this Agreement will survive termination, and termination of this Agreement will have no impact on the CNDA.

b. Except for the dissemination of information for the sole purpose of honoring obligations to third parties incurred prior to termination, upon termination of the Agreement or expiration of the Promotion Term the

Parties shall use commercially reasonable efforts to discontinue distribution of any promotional collateral developed and distributed pursuant to this Agreement.

9. Trademarks:

a. This Agreement does not grant Provision any license or other rights to any Intel trademarks, logos or other intellectual property. Intel's License to Provision for use of the Intel Identifier logo is governed by the separate Software Provider Trademark License (the "Identifier License).

b. Intel may reproduce the Provision name and logo in materials only as required to produce the marketing materials related to the Promotion. Notwithstanding the above, nothing in this Promotion shall be deemed to grant to Intel any license or permission to use Provision's trademarks, trade names, or logos for other purposes. All promotional deliverables developed under this Agreement are subject to the Parties' approval before publication or distribution.

10. Notices:

a. All notices required by this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, or by facsimile with receipt confirmed, addressed as follows:

Intel Corporation	Provision Interactive Technologies, Inc.
2700 156th Avenue NE Suite 300 Bellevue WA 98007.	9253 Eton Avenue Chatsworth, CA 91311
____________________ Attention: Jason Powell Phone: (425) 881-4880	____________________ Attention: Robert Ostrander 818.775.1624

11. Relationship:

No agency, partnership, joint venture, franchise, or employment relationship is created between Intel and Provision as a result of their participation in this Promotion. Neither Party is authorized to create any obligation, express or implied, on behalf of the other Party.

12. General:

This constitutes the entire understanding of Intel and Provision with respect to the Agreement including all prior discussions and agreements. No other terms or understandings will apply unless the Parties sign a written amendment to the Agreement. This Agreement and any claim arising under or relating to this Agreement shall be construed and interpreted according to the internal substantive laws of the State of Delaware, without regard to its conflict of laws principles

INTEL CORPORATION	**PROVISION INTERACTIVE TECHNOLOGIES INC.**
[signature]	[signature]
Signature	Signature
Steven J. Santamaria	CURT THORNTON
Printed Name	Printed Name
Director	CEO
Title	Title
3-5-07	2/27/7
Date	Date

LEGAL OK
2/27/07